EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSAL.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY!

Please detach at perforation before mailing.

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EVERGREEN LARGE CAP VALUE FUND

A series of Evergreen Equity Trust

PROXY FOR THE MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2007

The undersigned, revoking all Proxies heretofore given, hereby appoints Maureen E. Towle, Sally E. Ganem, Catherine F. Kennedy and Lloyd Lipsett or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Evergreen Large Cap Value Fund (“Large Cap Value Fund”), a series of Evergreen Equity Trust, that the undersigned is entitled to vote at the meeting of shareholders, and at any adjournment(s) thereof, of Large Cap Value Fund to be held at 10:00 a.m., Eastern time, on May 21, 2007, at the offices of Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034, as fully as the undersigned would be entitled to vote if personally present.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

Date                 , 2007

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Signature(s) and Title(s), if applicable

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF EVERGREEN EQUITY TRUST. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON PROPOSAL 1. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR PROPOSAL 1 IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF EVERGREEN EQUITY TRUST RECOMMENDS A VOTE FOR PROPOSAL 1. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES NAMED WILL BE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH MATTERS.

PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK AS SHOWN IN THE EXAMPLE BELOW. DO NOT USE RED INK.

EXAMPLE: X

1. To approve the Agreement and Plan of Reorganization.

                                                ---- FOR        ---- AGAINST      ---- ABSTAIN

2.  To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.